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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                        Date of Report:  October 23, 1995



                          Commission file number 1-1097



                        OKLAHOMA GAS AND ELECTRIC COMPANY
             (Exact name of registrant as specified in its charter)



          Oklahoma                                 73-0382390
(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)                  Identification No.)




                               101 North Robinson
                                  P.O. Box 321
                       Oklahoma City, Oklahoma  73101-0321
                    (Address of principal executive offices)
                                   (Zip Code)


                                 (405) 553-3000
              (Registrant's telephone number, including area code)


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ITEM 5.   OTHER EVENTS
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On October 23, 1995, Oklahoma Gas and Electric Company, an Oklahoma corporation
(the "Company") entered into an Underwriting Agreement and filed on October 24, 1995, with the Securities and Exchange Commission a prospectus supplement relating to $110,000,000 in aggregate principal amount of its 7.30% Senior Notes, Series due October 15, 2025. On October 23, 1995, the Company also entered into another Underwriting Agreement and filed with the Securities and Exchange Commission a prospectus supplement relating to $110,000,000 in aggregate principal amount of its 6.250% Senior Notes, Series due October 15, 2000.

ITEM 7.   FINANCIAL STATEMENT AND EXHIBITS
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Exhibits

1.01 Underwriting Agreement, dated October 23, 1994, between Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc. and Lehman Brothers Inc. relating to $110,000,000 of 7.30% Senior Notes, Series due October 15, 2025.

1.02 Underwriting Agreement, dated October 23, 1995, between the Company and Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Lehman Brothers Inc. relating to $110,000,000 of 6.250% Senior Notes, Series due October 15, 2000.

4.01 Supplemental Indenture No. 1, dated as of October 16, 1995, between the Company and Boatmen's First National Bank of Oklahoma, creating $110,000,000 principal amount of 7.30% Senior Notes, Series due October 15, 2025 and $110,000,000 principal amount of 6.250% Senior Notes, Series due October 15, 2000 (collectively, the "Senior Notes").

4.02 Supplemental Trust Indenture dated as of October 1, 1995, between the Company and Boatmen's First National Bank of Oklahoma, creating $110,000,000 principal amount of First Mortgage Bonds, Senior Note Series A and $110,000,000 principal amount of First Mortgage Bonds, Senior Note Series B (collectively, the "Senior Note First Mortgage Bonds").

5.01 Opinion of counsel as to legality of the Senior Notes and the Senior Note First Mortgage Bonds.


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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                        OKLAHOMA GAS AND ELECTRIC COMPANY
                                                  (Registrant)



                                        By:       D.L. Young
                                            -----------------------------------
                                                  D.L. Young
                                                  Controller


                                   (On behalf of the registrant and in
                                   his capacity as Chief Accounting Officer)


October 23, 1995